EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of December 11, 2015 (the “Effective Date”), by and among Capstone Therapeutics Corp., a Delaware corporation (the “Company”), and each of the lenders, severally and not jointly, listed on the Schedule of Lenders attached hereto (the “Schedule of Lenders”) (each of which is herein referred to as a “Lender” and collectively the “Lenders”). The Company and the Lenders are collectively referred to herein as the “Parties.”

WHEREAS, each of the Lenders intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders; and

WHEREAS, the Parties wish to provide for the sale and issuance of Notes in return for the provision by the Lenders of the Consideration to the Company.

NOW, THEREFORE, the Parties hereto hereby agree as follows:

1.                  Definitions.

(a)                “Act” shall mean the Securities Act of 1933, as amended.

(b)               “Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banks are not required to be open or are authorized to close in San Francisco, California.

(c)                “Common Stock” shall mean the Company’s common stock, $0.0005 par value, as well as any securities issued in exchange therefor (including in connection with any change in domicile or change in corporate form), as well as any common stock that may be issued by a successor entity following a change in corporate form.

(d)               “Common Stock Equivalents” shall mean all options, warrants, convertible securities (including, without limitation, any Preferred Stock) and other securities convertible into, or exercisable for, Common Stock.

(e)                “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(f)                “Conversion Price” shall mean:

(i)                 with respect to a conversion pursuant to Section 2.2(a) below, 100% of the lowest price paid per share for Equity Securities by the investors in the Qualified Equity Financing; and

(ii)               with respect to a conversion pursuant to Section 2.2(b) or 2.2(c) below, the Conversion Price shall be equal to the weighted average trading price of the Common Stock on the principal trading market therefor during the ten trading days immediately preceding the date the relevant conversion notice is delivered to the Company (determined by reference to the daily closing prices and the number of shares traded on such day), but shall not be less than $.135 nor more than $.18.

(g)               “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes, mean:

(i)                 if the Notes are converted to equity pursuant to Section 2.2(a) below, the Equity Securities issued in the Qualified Equity Financing; and

(ii)               if the Notes are converted to equity pursuant to Section 2.2(b) or 2.2(c), shares of Common Stock (or Preferred Stock, as permitted below).

Notwithstanding the foregoing, in each case the Lender may, upon providing notice to the Company, elect to instead receive Preferred Stock in lieu of the Common Stock, included in any portion of the Conversion Shares, with the as-converted number of shares of Common Stock underlying such Preferred Stock (without regard to the Blocker (defined below)) to equal the number of shares of Common Stock otherwise issuable.

(h)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)                 “Excluded Securities” shall mean any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(j)                 “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of the Notes then outstanding.

(k)               “Maturity Date” shall mean April 30, 2017.

(l)                 “Qualified Equity Financing” shall mean the sale by the Company of not less than $5,000,000 in gross proceeds through the offer and sale of Common Stock and/or Preferred Stock, which may include warrants or other Common Stock Equivalents (as applicable, the “Equity Securities”), which minimum amount shall include the principal amount of any Notes that are converted into Equity Securities, or such lesser amount as may be mutually agreed upon by the Company and the Majority Note Holders.

(m)             “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

(n)               “Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

(o)               “Preferred Stock” shall mean a newly designated series of preferred stock of the Company that: (i) is pari passu with the Common Stock with respect to dividends and distributions, (ii) is convertible into Common Stock at any time at the election of the holder, subject to a conversion blocker initially set at beneficial ownership of 9.99% of the Common Stock (after giving effect to any conversions), or such other percentage as may be designated by holder thereof upon providing 61 days’ written notice (as applicable, the “Blocker”), and (iii) votes on an as-converted basis with the Common Stock on all matters, including the election of directors, but only up to the Blocker (above which, such preferred shares shall be non-voting).

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(p)               “SEC” shall mean the Securities and Exchange Commission.

2.                  Terms of the Notes.

2.1              Issuance of Notes. In return for the Consideration paid by each Lender, the Company hereby agrees to issue and sell to each Lender, and each Lender agrees, severally and not jointly, to purchase Notes on the terms and conditions set forth herein, to be paid to the Company by check or wire transfer on or before the date of the applicable Closing (as defined below). Each Note shall be in the initial principal amount equal to that portion of the Consideration paid by such Lender for the Notes, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below. The Company’s obligations to each Lender shall be evidenced by the Note delivered to such Lender on the date of the applicable Closing. Each Note shall be in substantially the form attached hereto as Exhibit A.

2.2              Conversion of Notes.

(a)                Qualified Equity Financing. The outstanding principal and unpaid accrued interest of each Note shall be automatically converted into Conversion Shares upon the closing of a Qualified Equity Financing. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on each Note, on the date of conversion, by the Conversion Price. At least three days prior to the closing of the Qualified Equity Financing, the Company shall deliver notice to the holder of each Note at the address last shown on the records of the Company for the Lender or given by the Lender to the Company for the purpose of notice, notifying the Lender of the conversion to be effected and the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Qualified Equity Financing, including any minimum shareholding requirements for the exercise of certain stockholder rights.

(b)               Optional Conversion. If a Qualified Equity Financing has not occurred on or before March 31, 2016, then the outstanding principal and unpaid accrued interest due on such Note, at the option of the Majority Note Holders and upon delivery of written notice to the Company on or after such date, may be (in whole or in part), converted into Conversion Shares. The number of Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted, or portion thereof, on the date of conversion by the Conversion Price.

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(c)                Change of Control Conversion. If the Company undergoes a Change of Control (defined below), then the Notes shall, at the option of the Majority Note Holders evidenced by delivery of written notice thereof to the Company, either: (i) accelerate so that the Notes are due and payable concurrent with the consummation of the transaction giving rise to the Change of Control, or (ii) convert into Conversion Shares immediately prior to the consummation of the event giving rise to the Change of Control, at the applicable Conversion Price. For purposes of this Agreement, “Change of Control” shall mean: (x) any merger, consolidation, or reorganization in which the holders of the Common Stock immediately prior to such transaction do not continue to hold at least 50% of the voting securities of the surviving corporation or entity immediately after such transaction, or (y) any sale, exclusive license or other transfer not in the ordinary course of all or substantially all of the assets of the Company.

(d)               No Fractional Shares. Upon the conversion of a Note into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares (but only if the Conversion Shares are to be issued in the form of Common Stock). In lieu of any fractional shares of Common Stock to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price. Fractional shares of Preferred Stock may be issued upon conversion of a Note.

(e)                Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Qualified Equity Financing. Upon the conversion of any Note, the holder of such Note shall have no further rights under such Note, whether or not such Note is surrendered.

2.3              Security. The indebtedness evidenced by the Notes shall be secured by a first-priority (subject to Section 4 of the Note) blanket lien on the Company’s tangible and intangible assets (the “Collateral”) and the Company hereby grants to each Lender a continuing security interest in, and pledges to the Lenders, all right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof; provided, however, that the security interest in any capital stock of Lipimetix Development, Inc. ("Lipimetix") shall not be effective unless and until each Lender executes and delivers to the Company a joinder to the Stockholders Agreement dated as of June 23, 2015 by and among Lipimetix and the stockholders named therein, agreeing to be bound by the terms of such agreement. Lender's security interest shall continually exist until all obligations under the Notes have been paid indefeasibly in full. The Company represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first-priority perfected security interest in the Collateral (subject to Section 4 of the Notes).

2.4              Lender’s Agent.

(a)                The Lenders hereby appoint BVF, Inc., as the “Agent” for the Lenders under each of the Notes, and Agent agrees to act as Collateral agent in accordance with the terms and conditions of this Agreement and each of the Notes. Notwithstanding anything to the contrary herein, the Agent may be removed or replaced with the written consent of the Majority Note Holders. Until the full release of the security interest in the Collateral, the Lenders hereby authorize Agent to take all actions, to make all decisions and to exercise all powers and remedies on their behalf under the provisions of each of the Notes, including, without limitation, all such actions, decisions and powers as are reasonably incidental thereto.  The Agent may execute any of its duties hereunder by or through agents, designees or employees.   The powers conferred on the Agent hereunder are solely to ratably protect the interests in the Collateral of the holders of the Notes, and shall not impose any duty upon it to exercise any such powers, provided that the Agent shall take (or refrain from taking) any action upon the written direction of the holders of a majority of the then outstanding principal amount of the Notes, and shall act on behalf of, and for the ratable benefit of, the holders of the Notes in good faith and in a manner that it reasonably believes treats all holders of Notes proportionally.

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(b)               Neither the Agent nor any of its affiliates, partners, directors, members, officers, agents, designees, employees, trustees, or advisors (collectively, “Indemnified Persons”) shall be liable or responsible to any Lender for any action reasonably taken or omitted to be taken in good faith by Agent or any other such Indemnified Persons hereunder or under any related agreement, instrument or document (unless any such action taken or omitted to be taken shall be caused by the willful misconduct or gross negligence of such Indemnified Persons), nor shall any Indemnified Person be liable or responsible to any such Purchaser for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of any Note, this Agreement or any other Transaction Document or any instrument or document delivered hereunder or thereunder or relating thereto; (ii) the title of Company to any of the Collateral, the perfection of any security interest(s) with respect to the Collateral, or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of the Company’s compliance with any of the terms and conditions of the Notes; (iv) the failure by the Company to deliver any instrument, agreement, financing statement or other document required to be delivered pursuant to the terms of any Notes; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

3.                  Closing. The closing (the “Closing”) of the purchase of the Notes in return for the Consideration paid by each Lender (as set forth on the Schedule of Lenders) shall take place at the offices of Gibson, Dunn & Crutcher, LLP, 555 Mission Street, Suite 3000, San Francisco, California, on the date hereof, or at such other time and place as the Company and Lenders purchasing at least a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company and the Company shall deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Company.

4.                  Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders as of the Closing that:

4.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

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4.2              Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes, the valid and enforceable obligations they purport to be, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) applicable usury laws. The Conversion Shares issuable upon conversion of the Notes will be, when issued (and upon surrender of the Note(s)), duly authorized, validly issued, fully paid and non-assessable.

4.3              Use of Proceeds. The Company shall use the proceeds of the Notes, the Qualified Equity Financing and any other financing contemplated under Section 6.2 hereof solely for research and development activities and for working capital and general corporate purposes; no portion of such financing proceeds will be paid to any placement agent, underwriter or financial advisor, except as provided in that certain letter agreement dated June 16, 2015 between the Company and H.C. Wainwright & Co.

4.4              SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been a “shell company” issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except to the extent that unaudited financial statements may not contain all footnotes required by GAAP, and such statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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4.5              Capitalization. The Company has not issued any Common Stock or Common Stock Equivalents since its most recently filed periodic report under the Exchange Act, other than: (a) pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, or (b) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as described above or in the Company’s SEC Reports, there are no outstanding Common Stock Equivalents or contractual rights giving any Person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, other than as a result of the purchase and sale of the Notes hereunder. The issuance and sale of the Notes and the Conversion Shares, will not obligate the Company to issue additional shares of Common Stock or Common Stock Equivalents to any Person (other than the Lenders in accordance with this agreement) and will not result in a right of any holder of Common Stock Equivalents to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable. Other than existing registration rights agreements, filed with or referenced in SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders that are not described in the SEC Reports.

4.6              Material Changes; Undisclosed Events, Liabilities and Developments. Since the date of the latest audited financial statements included within the SEC Reports and immediately prior to the date hereof, except as specifically disclosed in an SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in material adverse effect on the business, operations, assets or prospects of the Company (a “Material Adverse Effect”), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered any material method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except in connection with the issuance or exercise of any Excluded Securities. The Company does not have pending before the SEC any request for confidential treatment of information.

4.7              No Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the actions contemplated hereunder, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

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4.8              Patents and Trademarks. To the knowledge of the Company, the Company has rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received any notice (written or otherwise) that any of the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.                  Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:

5.1              Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) applicable usury laws. Each Lender represents that it has full power and authority to enter into this Agreement.

5.2              Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, any Conversion Shares issuable upon conversion of the Notes, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment solely for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

5.3              Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.4              Economic Risk. Each Lender understands that the Company has limited financial and operating history, and that investment in the Company involves substantial risks. Each Lender understands that risks related to the purchase of the Securities. Each Lender further acknowledges that the purchase of the Securities is a highly speculative investment. Each Lender represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

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5.5              Qualified Institutional Buyer. Each Lender is a “qualified institutional buyer,” as defined in Rule 144A promulgated under the Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

5.6              Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender recognizes that the Company has no obligation to register the Securities of the Company, or to comply with any exemption from such registration. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Each Lender is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

5.7              Further Limitations on Disposition. Without in any way limiting the representations and warranties of each Lender as set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)                There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)               (i) The Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel (x) for transactions made pursuant to Rule 144 except in extraordinary circumstances nor (y) for any transfer of the Securities by a Lender that is a partnership or limited liability company to (A) a partner of such partnership or member of such company, (B) an affiliate of such partnership or company or (C) a retired partner of such partnership or a retired member of such company who retires after the date hereof.

5.8              Legends. It is understood that the Securities may bear the following legends:

(a)                “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.”

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(b)               “THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(c)                Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

6.                  Covenants.

6.1              Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the filing of this Agreement and the Notes (collectively, the “Transaction Documents”) within the time required by the Exchange Act. The Company agrees that it shall not disclose to the Lenders, or any of their respective officers, directors, employees or agents, any material non-public information regarding the Company except pursuant to a written confidentiality agreement. None of the Lenders shall issue any press release or otherwise make any such public statement concerning the transactions contemplated hereby without the prior consent of the Company. The Company, in addition to the foregoing, shall be entitled to issue a press release concerning the transactions contemplated hereby including but not limited to any press release or disclosure required by law, provided that the Lenders shall first have an opportunity to review and approve such press release.

6.2              Right of First Refusal.

(a)                From the Effective Date through 5:00 p.m. (Pacific Time) on January 31, 2016 (except as set forth below), the Lenders shall collectively have a preemptive right to subscribe for up to 100% of all Common Stock and Common Stock Equivalents that may be offered or sold by the Company to third parties (other than Excluded Securities), up to $10,000,000 in aggregate offering proceeds, including any amounts converted pursuant to Section 2.2 (the “Preemptive Right”).

(b)               The Majority Note Holders may elect to extend the Preemptive Right through 5:00 p.m. (Pacific Time) on March 31, 2016 by providing notice to Company in writing and by funding an additional $1,000,000 in aggregate Consideration on or before 5:00 p.m. (Pacific Time) on January 31, 2016, which additional loans shall be evidenced by additional notes in substantially the form of Exhibit A attached hereto.

(c)                If the Company and the Majority Note Holders execute a term sheet, letter of intent or other non-binding agreement setting forth the proposed terms on which the Lenders would purchase Common Stock, Preferred Stock and/or other Common Stock Equivalents from the Company (a “Term Sheet”) prior to the expiration of the Preemptive Right, then the Preemptive Right shall be extended for an additional 30 days from the date of such Term Sheet (notwithstanding the expiration dates provided for in Sections 6.2(a) and 6.2(b)). The Preemptive Right shall automatically terminate if the Lenders notify the Company in writing that they have decided not to put forth a Term Sheet during the term of the Preemptive Right. The Parties expect that the financing proposed in the Term Sheet (the “Proposed Offering”) will be a private placement of securities under Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D thereunder and will include the following terms:

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(i) a purchase price of $.18 per unit, each unit to be composed of one share of Common Stock and a warrant to purchase one-half of a share of Common Stock at an exercise price equal to 125% of the unit purchase price;

(ii) minimum aggregate proceeds to the Company of $7.5 million;

(iii) to the extent requested by the Company, the Lenders will make reasonable accommodations to permit certain existing Company stockholders and other investors to participate in the Proposed Offering, subject to securities law considerations;

(iv) the Parties shall agree to use commercially reasonable efforts after the closing of the Proposed Offering to approve the adoption of an equity incentive plan for the benefit of the Company’s officers, directors, key employees and other service providers;

(v) after the closing of the Proposed Offering, the Majority Note Holders will have the right to cause the Company to nominate a majority slate of directors identified by the Majority Note Holders and reasonably acceptable to the Company, with such right to continue until the earlier of (x) such time as the Lenders collectively no longer beneficially hold at least 25% of the outstanding Common Stock of the Company (determined on an as-converted basis and without regard to the Blocker or any similar blocking mechanisms), or (y) the fourth anniversary of such closing.

(d)               The Company covenants and agrees that during the term of the Preemptive Right, it shall not consummate the pending offering of Common Stock and certain Common Stock Equivalents described in the Company’s Registration Statement on Form S-1 (File No. 333-205261) without the prior written consent of the Lenders.

6.3              Rule 3(a)(9) Exchange. At any time prior to the expiration of the Preemptive Right and upon delivery of written notice to the Company from a Lender, the Company will exchange part or all of the Common Stock then held directly by such Lender for an equivalent number of shares of Preferred Stock. Such exchange shall be made pursuant to Section 3(a)(9) of the Securities Act.

7.                  Defaults and Remedies.

7.1              Events of Default. The following events shall be considered events of default with respect to each Note (each individually an “Event of Default”):

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(a)                The Company defaults in the payment of any part of the principal or unpaid accrued interest on the Note and the Company fails to cure such breach within ten days after receipt of written notice thereof from the holder;

(b)               The Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any legal action in furtherance of the dissolution or liquidation of the Company;

(c)                Within 30 days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated; or

(d)               The material breach by the Company of any material representation, warranty or covenant set forth in this Agreement or the Note, which remains uncured (if capable of being cured) for a period of more than 30 days after written notice thereof from a Lender to the Company.

7.2              Remedies. Upon the occurrence of an Event of Default under Section 7.1 hereof, at the option and upon the declaration of the Majority Note Holders and upon written notice to the Company, the entire unpaid principal and accrued and unpaid interest on the Notes shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Majority Note Holders may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Notes and exercise any and all other remedies granted to them at law, in equity or otherwise.

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8.                  Miscellaneous.

8.1              Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2              Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

8.3              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications to the Company shall be sent to: Capstone Therapeutics Corp. John M. Holliman, III 1275 West Washington Street, Suite 104 Tempe, Arizona 85281 Email: jholliman@capstonethx.com	with a copy (which shall not constitute notice) to: Steven P. Emerick Quarles & Brady LLP One Renaissance Square Two North Central Avenue Phoenix, Arizona 85004 Email: steve.emerick@quarles.com
All communications to the Lenders shall be sent to: c/o BVF Partners, LP 1 Sansome Street, 30th Floor San Francisco, CA 94104 Attn: Spike Loy Email: loy@bvflp.com	with a copy (which shall not constitute notice) to: Gibson Dunn & Crutcher, LLP 555 Mission Street, Suite 3000 San Francisco, California 94105 Attn: Ryan A. Murr Email: rmurr@gibsondunn.com

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8.6              Expenses. The Company and each Lender shall bear their own legal and other expenses with respect to this Agreement and the Notes, provided that the Company shall reimburse BVP Partners LP and its affiliates for legal fees and expenses incurred in connection with the negotiation and execution of this agreement, such expenses not to exceed $15,000. Notwithstanding the foregoing, if any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.7              Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales. Nonetheless, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Note Holders. Any waiver or amendment effected in accordance with this Section 8.7 shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

8.8              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9              No Usury. This Agreement and each Note issued in conjunction with this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Lenders hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Lenders hereof that all payments under this Agreement or any Note are to be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth in the Note or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 8.9 shall never be superseded or waived and shall control every other provision of this Agreement and any Note.

8.10          Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the preferred stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Common Stock or preferred stock underlying the Conversion Shares that occur prior to the conversion of the Notes.

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8.11          Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

8.12          Registration of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense receive in exchange therefore one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if not interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.

[SIGNATURE PAGE FOLLOWS]

In witness whereof, the undersigned have executed this Securities Purchase Agreement as of the dates set forth below.

CAPSTONE THERAPEUTICS CORP.

By:	/s/ John M. Holliman, III
Name:	John M. Holliman, III
Title:	Chairman / CEO

Securities Purchase Agreement Signature Page

In witness whereof, the undersigned have executed this Securities Purchase Agreement as of the dates set forth below.

Biotechnology Value Fund, L.P.
By: BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Fund II, L.P.
By: BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Investment 10, LLC
By: BVF, Inc., attorney-in-fact

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

MSI BVF SPV, LLC
By: BVF, Inc., attorney-in-fact

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Trading Fund OS, L.P. By: BVF Partners OS, Ltd., General Partner By: BVF Partners L.P., Managing Member By: BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Securities Purchase Agreement Signature Page

EXHIBIT 10.1

Schedule of Lenders

Lender Name	Principal Investment Amount
Biotechnology Value Fund, L.P.	$449,000
Biotechnology Value Fund II, L.P.	$252,000
Biotechnology Value Trading Fund OS, L.P.	$141,000
Investment 10, LLC	$47,000
MSI BVF SPV, LLC	$111,000
Total	$1,000,000

EXHIBIT 10.1

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

No. [___]	Date of Issuance
$[__________________]	[___________], 2015

FOR VALUE RECEIVED, Capstone Therapeutics, Corp., a Delaware corporation (the “Company”), hereby promises to pay [____________] (the “Lender”), the principal sum of [____________________ dollars ($________)], with simple interest on the outstanding principal amount at the rate of 5% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Notwithstanding the foregoing, in the event that an Event of Default has occurred and remains continuing, interest shall instead accrue at a rate of 12% per annum. Interest accrual shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. Any portion of the accrued interest may be paid at the election of the Company prior to conversion or the maturity date, provided, however, that no such early payment shall be required. This Note is one of a series of Notes issued pursuant to that certain Securities Purchase Agreement, dated November [__], 2015 by and among the Company, the Lender and certain other investors (the “Purchase Agreement”) and is entitled to the benefits of and is subject to the terms contained in that Purchase Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.                  Maturity. Unless earlier converted into Conversion Shares pursuant to Section 2.2 of the Purchase Agreement, the outstanding principal and accrued interest shall be due and payable by the Company on demand at any time after the Maturity Date.

2.                  Payment; Pre-Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to accrued interest due and payable and any remainder applied to principal. The principal and accrued interest under this Note may be prepaid by the Company without penalty only (i) on or after the expiration of the Preemptive Right, upon 30 days prior notice to the Note Holder or (ii) with the prior written consent of the Majority Note Holders, and upon any such prepayment, interest will no longer continue to accrue on any prepaid principal amounts.

3.                  Security. The obligations under this Note shall be secured by the Collateral, as set forth in the Purchase Agreement.

4.                  Priority. The security interest in the Collateral will be subordinate to all secured indebtedness of the Company, to the extent in existence prior to the date of this Note, including secured indebtedness to banks and other financial institutions engaged in the business of lending money.

5.                  Conversion of the Notes. This Note and any amounts due hereunder shall be convertible into Conversion Shares in accordance with the terms of Section 2.2 of the Purchase Agreement. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of this Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

6.                  Governing Law. This Note shall be governed by and construed under the internal laws of the State of California, without regard to conflict-of-law principles. Notwithstanding any provision of this Note to the contrary, this Note shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

7.                  Successors and Assigns. This Note applies to, inures to the benefit of and binds the successors and assigns of the Parties hereto. Notwithstanding the forgoing, any transfer of this Note may be effected only in accordance with the Purchase Agreement. In accordance the Purchase Agreement, this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Note for the same principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Note and in the Purchase Agreement, and agrees to comply with all such terms and conditions for the benefit of the Company and any other Lenders.

8.                  Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

9.                  Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be governed and conducted pursuant to the terms of the Purchase Agreement.

10.              Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.              Expenses. If any Action at law or in equity is necessary to enforce the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

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12.              Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically by .pdf transmission or by facsimile shall be binding to the same extent as an original counterpart with regard to any agreement subject to the terms hereof or any amendment thereto.

13.              Pari Passu Notes. Lender acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event Lender receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Lender shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other lenders upon demand by such lenders.

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties have executed this Note as of the date first written above.

Capstone Therapeutics Corp.

By:
Name:
Title:

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